             MORGAN STANLEY MUNICIPAL INCOME OPPORTUNITIES TRUST II
                          ITEM 77(O) 10F-3 TRANSACTIONS
                      SEPTEMBER 1, 2007 - FEBRUARY 29, 2008

                                                                            AMOUNT
                      PURCHASE/             OFFERING        TOTAL          OF SHARES
      SECURITY         TRADE     SIZE OF   PRICE OF      AMOUNT OF        PURCHASED
     PURCHASED          DATE     OFFERING   SHARES       OFFERING          BY FUND
--------------------  --------   --------  --------  -----------------  -------------

  Buckeye Tobacco     10/24/07      --      $99.290  $5,531,594,541.00  10,950,000.00
Settlement Financing
     Authority

                        % OF
                      OFFERING       % OF
      SECURITY        PURCHASED     FUNDS                                  PURCHASED
     PURCHASED         BY FUND   TOTAL ASSETS          BROKERS               FROM
--------------------  ---------  ------------  ------------------------  ------------

  Buckeye Tobacco       0.19%       1.13%        Bear, Stearns & Co.,    Bear Stearns
Settlement Financing                              Inc., DEPFA First
     Authority                                  Albany Securities LLC,
                                                 Merrill Lynch & Co.,
                                                Goldman, Sachs & Co.,
                                                Citi, JPMorgan, Morgan
                                               Stanley, A.G. Edwards &
                                                 Sons, Inc., Fidelity
                                                   Capital Markets
                                                  Services, Key Banc
                                                   Capital Markets,
                                                 NatCity investments
                                                  Inc., RBC Capital
                                                 Markets, SBK-Brooks
                                                Investment Corp.,Banc
                                                of America Securities
                                                   LLC, Fifth Third
                                                  Securities, Inc.,
                                                 Lehman Brothers, PNC
                                                Capital Markets, Rice
                                                  Financial Products
                                                   Company, Siebert
                                                Brandford Shank & Co.,
                                                  LLC, Butler Wick &
                                                    Co., Inc., The
                                                Huntington Investment
                                                Company, Loop Capital
                                                Markets, LLC, Raymond
                                                 James & Associates,
                                               Inc., Robert W. Baird &
                                               Co., UBS Investment Bank